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                                                                EXHIBIT 8.1


                              List of Subsidiaries

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DIRECT HOLDINGS                             % HELD     STATUS      COUNTRY OF INCORPORATION
---------------                             ------     ------      ------------------------
Protherics Molecular Design Limited           100      trading     England and Wales
Protherics Inc.                               100      trading     U.S.A. (Delaware)
Enact Pharma PLC                              100      trading     England and Wales
Proteus Biotechnology Limited                 100      dormant     England and Wales
Genethics Limited                              76      dormant     England and Wales

INDIRECT HOLDINGS

Protherics UK Limited                         100      trading     England and Wales
Protherics Australasia pty Limited            100      trading     Australia
Protherics Utah Inc.                          100      trading     U.S.A. (Delaware)
Protherics Services pty Limited               100      trading     Australia
Kymed GB Limited                              100      dormant     England and Wales
Enzacta R&D Limited                            99.8    dormant     England and Wales
DeMontford Biopharma Limited                  100      dormant     England and Wales
Enzacta Limited                                99.8    dormant     England and Wales
TAb (Wales) Limited                           100      dormant     England and Wales
TAb (London) Limited                          100      dormant     England and Wales
Polyclonal Antibodies Limited                 100      dormant     England and Wales

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